UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2016 (December 7, 2016)

VERIFYME, INC.
(Exact name of registrant as specified in charter)

Nevada	0-31927	23-3023677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

409 Boot Road Downingtown, PA 19335
(Address of Principal Executive Offices)

(212) 994-7002
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2016, Chairman of the Board of VerifyMe, Inc. Michael P. Madon, submitted his resignation effective December 10, 2016.  Mr. Madon is the founder and CEO of a security awareness firm, which recently was successfully launched.   Mr. Madon therefore will be directing all his efforts and attention to his new dynamic enterprise.  In his statement of resignation Mr. Madon stated that he will champion VerifyMe and remain available to the organization for advice and counsel.

On December 6, 2016, Thomas A. Nicolette, Chief Executive Officer and President announced Norman A. Gardner as the Chairman of the Board of the Company, effective December 10, 2016.  Mr. Gardner is the founder of the Company and has previously served as Chairman of the Board and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 7, 2016

VERIFYME, INC.

By:	/s/ Scott McPherson
Scott McPherson
Chief Financial Officer